PennantPark Investment Corporation Announces Quarterly Distribution of $0.24 per Share

NEW YORK, NY -- (Marketwire - August 28, 2009) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) declares its fourth fiscal quarter 2009 distribution of $0.24 per share, payable on October 1, 2009 to stockholders of record as of September 8, 2009. Distributions are paid from taxable earnings and may include Return of Capital and/or Capital Gains. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year. The Company is a business development company that invests primarily in U.S. middle-market companies in the form of mezzanine loans, senior secured loans and equity.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

 For More Information Contact:
 Aviv Efrat
 PennantPark Investment Corporation
 (212) 905-1000
 Or visit us on the web at:  www.pennantpark.com